FOR IMMEDIATE RELEASE

Contacts:
Investor Contact: Peng Zhai Investor Relations Specialist Winner Medical Group Inc. Tel: +86-755-2806-6858 Email: peng.zhai@winnermedical.com	Investor Relations (US): United States Delia Cannan Taylor Rafferty Tel: +1-212-889-4350 Email:winnermedical@taylor-rafferty.com

Investor Relations (HK): Pamela Leung Taylor Rafferty, Hong Kong Phone: +852-3196-3712 E-mail: winnermedical@taylor-rafferty.com

WINNER MEDICAL SCHEDULES 2007/08 SECOND QUARTER EARNINGS RELEASE ON TUESDAY, MAY 13, 2008

Earnings Conference Call to be held on Wednesday, May 14, 2008 at 5am (Pacific) / 8am (Eastern) / 8pm (Shenzhen/Hong Kong)

SHENZHEN, PRC — May 7, 2008 — Winner Medical Group Inc. (OTC Bulletin Board: WMDG; “Winner Medical”), a leading manufacturer and the largest exporter by volume in the medical dressing industry (medical and wound care products) in China, today announced that it will release unaudited financial results for the second quarter ended March 31, 2008 after the US market closes on Tuesday, May 13, 2008 (EST).

The earnings release will be available on the investor relations page of its website at http://ir.winnermedical.com .

Following the earnings announcement, Winner Medical senior management will host a conference call at 5am (Pacific)/ 8am (Eastern)/ 8pm (Shenzhen/ Hong Kong) on Wednesday, May 14, 2008 to discuss its 2007/08 second quarter results and recent business development. The conference call may be accessed by calling (US) 800-320-2978; (China) 10-800-130-0399 and (HK) ###-##-####, Passcode: 30005956. A telephone replay will be available shortly after the call until May 21, 2008 at (US) 888-286-8010 and (International) +1-617-801-6888, Passcode: 82736267.

About Winner Medical

Winner Medical is a leading manufacturer and the largest exporter by volume in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, four joint-venture factories and over 5,000 employees. The Company engages in the manufacture, sale, research, and development of medical care products, wound care products, home care products and PurCottonTM products, a nonwoven fabric made from 100% natural cotton. The products are sold world-wide, with Europe, the US and Japan serving as the top three markets. The Company currently holds 38 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the US Food and Drug Administration (FDA) to ship finished, sterilized products directly to the US market. To learn more about Winner Medical, visit Winner Medical's web site www.winnermedical.com .